EXHIBIT  21

                             LIST OF SUBSIDIARIES

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Homestake Mining Company, a Delaware  Corporation and its Subsidiaries
Interest of Homestake  Mining Company is 100% unless  otherwise  noted
( ) Denotes state, province or country of incorporation
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Homestake Mining Company (Delaware)
    Homestake Mining Company of California (California)
        Denay Creek Gold Mining Company (California)
        Homestake Canada Inc. (Ontario)
             588982 Ontario Inc. (Ontario)
             Corona Gold Inc. (Nevada)
                 Santa Fe Gold Inc. (Nevada)
             E & B  Explorations Inc. (Delaware)
             Galveston Resources (Nevada), Inc. (Nevada)
             PRG Project Development Corp. (British Columbia)
             Prime Resources Group Inc. (British Columbia) - 50.6% Teck-Corona Operating Company (Ontario) - 50%
             Westcan Holdings Inc. (Nevada)
             Williams Operating Company (Ontario) - 50%
         Homestake de Argentina S.A. (Buenos Aires)
         Homestake Forest Products Company (California)
         Homestake Gold of Australia Limited (South Australia) - 88.1%
              Homestake Australia Limited (South Australia) - 88.1% Homestake Gold (Queensland) Pty. Ltd. (Queensland) - 88.1%
         Homestake International Minerals Limited (California)
         Homestake Lead Company of Missouri (California)
         Homestake Nevada Corporation (California)
         Homestake Sulphur Company (Delaware)
         Homestake Venezuela, S.A. (Venezuela)
             Minera Rio Carichapo, S.A. (Venezuela)
         Minera Rio Marwani, S.A. (Venezuela)
         La Jara Mesa Mining Company (New Mexico)
         Minera Homestake Chile S.A. (Chile)
         Whitewood Development Corporation (California)